SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2011

GREEN TECHNOLOGY SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11248	84-0938688
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2880 Zanker Road, Suite 203
San Jose, CA 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 432-7285
(Issuer Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant

On March 31, 2011, ABBM Group, Ltd LLP (“ABBM”) and Green Technology Solutions, Inc. (the “Company”) mutually agreed that the services of ABBM, under its engagement letter dated February 2, 2011, are terminated effective immediately.

On April 1, 2011, the Company appointed M&K CPAS, PLLC as auditor and that decision was approved by the Board of Directors on the same date.

ABBM had not issued an auditor’s report on the Company’s financial statements for any period.

During the year ended December 31, 2010 and the subsequent interim period through March 31, 2011, the date of the mutual termination of the engagement of ABBM, there were no disagreements with ABBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to ABBM’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were not reportable events, as listed in Item 304(a)(l)(v) of Regulation S-K.

The Company provided ABBM with a copy of the disclosure required by Item 304(a) of Regulation S-K and requested in writing that ABBM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures.  ABBM provided a letter, dated April 4, 2011 stating its agreement with such statements, which is included as an exhibit to this Form 8-K.

During the years ended December 31, 2010 and 2009, and through April 1, 2011, the Company did not consult M&K CPAS, PLLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

a)	Not applicable

b)	Not applicable

c)	Exhibits

No.	Exhibit
16.1	Letter from ABBM Group, Ltd LLP., dated April 4, 2011, to the Securities and Exchange Commission regarding statements included in this Form 8-K

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Technology Solutions, Inc.

Dated: April 5, 2011	By:	/s/ John Shearer
Chief Executive Officer